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                                Exhibit 23(j)(2)
                 Consent of Sutherland Asbill & Brennan, L.L.P.

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                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


         We consent to the reference to our firm under the heading "Legal Counsel and Independent Certified Public Accountants" in the Statement of Additional Information included in the Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ Catherine S. Wooledge
                                               ---------------------------------
                                                     Catherine S. Wooledge, Esq.